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                                                                     EXHIBIT 12


                              MCA FINANCIAL CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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

                                                   Year ended January 31,
                                   --------------------------------------------------------
                                     1997        1996        1995         1994        1993
                                   ------      ------      -------       -----      -------
Income (Loss) Before Federal
 Income Taxes .................  $ 1,404,338  $1,127,530  $ (175,162)  $  972,185  $  915,602

Add:
Portion of Rents
 Representative of
 the Interest Factor ..........      273,840     216,360     134,075       72,234      57,265
Interest on Indebtedness ......   11,426,082   7,565,044   6,018,518    4,428,925     962,439
Amortization of
 Debt Expense .................      957,956     687,390     421,189      286,009     102,675
                                 -----------  ----------  ----------   ----------  ----------

                                 $14,062,216  $9,596,324  $6,398,620   $5,759,353  $2,037,981
                                 ===========  ==========  ==========   ==========  ==========

Fixed Charges:
Portion of Rents
 Representative of
 the Interest Factor ..........  $   273,840  $  216,360  $  134,075   $   72,234  $   57,265
Interest on Indebtedness ......   11,426,082   7,565,044   6,018,518    4,428,925     962,439
Amortization of Debt Expense ..      957,956     687,390     421,189      286,009     102,675
                                 -----------  ----------  ----------   ----------  ----------
                                 $12,657,878  $8,468,794  $6,573,782   $4,787,168  $1,122,379
                                 ===========  ==========  ==========   ==========  ==========

Ratio of Earnings
 to Fixed Charges .............         1.11        1.13         ---         1.20        1.82

Deficiency of Earnings
 over Fixed Charges ...........  $        --  $       --  $ (175,162)  $       --  $      ---
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